Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated and subsidiaries (the “Company”) of our report dated February 13, 2015, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.
Form S-8 No. 33-10546 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Directors Post-Effective Amendment No. 2 dated January 28, 1991;
Form S-8 No. 33-41774 pertaining to Huntington Bancshares Incorporated Deferred Compensation Plan for Huntington Bancshares Incorporated Directors dated July 19, 1991;
Form S-8 No. 33-44208 pertaining to Huntington Supplemental Executive Stock Purchase and Tax Savings Plan and Trust Post-Effective Amendment No. 1 dated April 1, 1998;
Form S-8 No. 333-136692 pertaining to Huntington Bancshares Incorporated Executive Deferred Compensation Plan dated August 17, 2006;
Form S-8POS No. 333-140897 pertaining to Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan, as amended; Sky Financial Group Inc. 1998 Stock Option Plan for Employees; Second Restatement of the Sky Financial Group, Inc. Amended and Restated 1998 Stock Option Plan for Directors; Century Financial Corporation Stock Option Plan; Amended and Restated Mid Am, Inc. 1997 Stock Option Plan; and Citizens Bancshares, Inc. Non-Statutory Sock Option and Stock Appreciation Rights Plan dated July 2, 2007;
Form S-8 No. 333-144403 pertaining to Huntington Bancshares Incorporated 2007 Stock and Long-Term Incentive Plan; Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan, as amended; Sky Financial Group, Inc. Non-Qualified Retirement Plan II, as amended; and Inducement Grant dated July 6, 2007;
Form S-8 No. 333-153573 pertaining to the Huntington Investment and Tax Savings Plan dated September 18, 2008;
Form S-8 No. 333-158335 pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated March 31, 2009;
Form S-8 No. 333-161779 pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors dated September 8, 2009;

Form S-8 No. 333-161780 pertaining Huntington Bancshares Incorporated Amended and Restated 2007 Stock and Long-Term Incentive Plan dated September 8, 2009;
Form S-8 No. 333-168824 pertaining Huntington Bancshares Incorporated Second Amended and Restated 2007 Stock and Long-Term Incentive Plan dated August 13, 2010;
Form S-8 No. 333-173831 pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust dated May 2, 2011;
Form S-8 No. 333-183325 pertaining to the Huntington Bancshares Incorporated 2012 Long-Term Incentive Plan, dated August 15, 2012;
Form S-8 No. 333-187725 pertaining to the issuance of common stock under the Huntington Investment and Tax Savings Plan, dated April 4, 2013;
Form S-3ASR No. 333-190078 pertaining to Huntington Bancshares Incorporated automatic shelf registration statement for Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Subordinated Debt Securities, Warrants, Purchase Contracts for Securities Guarantees, and Units, dated July 22, 2013;
Form S-8 POS No. 333-192600 pertaining to Camco Financial Corporation 2013 Equity Plan, Camco Financial Corporation 2010 Equity Plan, 2002 Equity Incentive Plan, Westwood Homestead Financial 1997 Stock Option Plan, Employment Agreement, effective as of December 31, 2008, by and among Camco Financial Corporation, Advantage Bank and James E. Huston, dated March 5, 2014.
Form S-8 No. 333-202349 pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors, dated February 27, 2015.

Form S-8 No. 333-306720 pertaining to the Huntington Bancshares Incorporated 2015 Long-Term Incentive Plan, dated September 1, 2015.

/s/ Deloitte & Touche LLP
Columbus, Ohio
February 17, 2016